EXHIBIT
                                 10.1

EMPLOYMENT AGREEMENT

            Employment Agreement, effective as of March 1, 1998, by and between Staff Builders, Inc., a New York corporation ("Staff
Builders" or the "Corporation") and Willard Derr who resides at 8
Shirley Court, East Northport, NY  11731 ("EMPLOYEE").

            WHEREAS, Staff Builders wishes to secure the services of the EMPLOYEE on the terms and conditions set forth below; and

            WHEREAS, the EMPLOYEE represents that he has no restrictions on employment arising out of any previous employment agreements and the EMPLOYEE is willing to accept employment with Staff Builders on such terms and conditions.

            NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders and the EMPLOYEE do hereby agree as follows:

            1.   EMPLOYMENT.   Staff Builders will employ the EMPLOYEE as
Senior Vice President - Corporate Controller in accordance with the terms and provisions of this Agreement.

            2.   DUTIES.   The EMPLOYEE shall report to the Executive
Vice President-Finance, CFO of Staff Builders and shall be responsible to perform such duties as shall be assigned to the EMPLOYEE by the President, Executive Vice President, CFO of Staff Builders or their designee. The EMPLOYEE shall devote his full business time, attention and skill such as is required for the performance of his duties hereunder and to the advancement of the business and interests of Staff Builders.

            3.   TERM.   This Agreement shall be effective on March 1,
1998, and shall remain in effect until February 28, 2001, unless terminated earlier pursuant to the terms hereof.

            4.   COMPENSATION.
                 (a) Salary. The EMPLOYEE shall be paid a salary of $137,000 per annum during the term hereof, payable in weekly installments. The EMPLOYEE'S salary will be reviewed by Staff
Builders on March 1, 1999.
                 (b) Benefits. The EMPLOYEE shall be eligible to receive and participate in all health, medical or other insurance benefits which Staff Builders provides or makes available to its employees.
                 (c) Expenses.   Staff Builders shall reimburse the
EMPLOYEE for all reasonable and necessary expenses upon submission by the EMPLOYEE of receipts, accounts or such other documents reasonably requested by Staff Builders.
                 (d)  Automobile Allowance.   Employee shall have the use
of a 1997 Toyota Camry VIN # 4T1BF22K8VU003368 for the balance of the lease which expires on October, 1999, thereafter for the balance of the term of this Agreement Employee shall receive a car allowance of $300.00 per month.

            5.    TERMINATION:  RIGHTS AND OBLIGATIONS UPON TERMINATION.
                 (a) If the EMPLOYEE dies during the Term, then the EMPLOYEE'S employment under this Agreement shall terminate. In such event, the EMPLOYEE'S estate shall be entitled only to compensation and expenses accrued and unpaid as at the date of the EMPLOYEE'S death.
                 (b) If, as a result of the EMPLOYEE'S total incapacity due to physical or mental illness, whether or not job related, the EMPLOYEE is absent from his duties hereunder for 180 consecutive days, the EMPLOYEE'S employment hereunder shall terminate. The EMPLOYEE'S salary shall continue during such period of incapacity until the period of 180 consecutive days has elapsed. In such event, the EMPLOYEE shall be entitled to severance, payable as the then weekly base salary for a period of six (6) months, and expenses accrued and unpaid as at the date of termination of the EMPLOYEE'S employment.

                  (c) The Corporation shall have the right to terminate the EMPLOYEE'S employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the EMPLOYEE'S employment if (i) the EMPLOYEE assigns, pledges, or otherwise disposes of his rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the EMPLOYEE deliberately or intentionally fails or habitually neglects to fulfill his obligations under this Agreement (except by reason of incapacity due to physical or mental illness or disability), has engaged in willful misconduct or has acted in bad faith; (iii) the EMPLOYEE has breached Section 7 of this Agreement; (iv) the EMPLOYEE is convicted of a felony or other crime involving moral turpitude for any act committed prior to March 1, 1998; (v) the EMPLOYEE has perpetrated a fraud or other dishonest acts against the Corporation at any time after March 1, 1998; or (vi) the EMPLOYEE has engaged in deliberate or reckless acts which place the Employer's officers, employees, customers or invitees in immediate physical danger or deliberate or reckless acts which result in damage to or destruction of Employer's property. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the EMPLOYEE the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof.
                  (d) Notwithstanding anything to the contrary contained herein, all payments owed to the EMPLOYEE upon termination of this Agreement shall be subject to offset by the Corporation for amounts owed to the Corporation by the EMPLOYEE hereunder or otherwise.
                  (e) The obligations of the Corporation and the EMPLOYEE pursuant to this Section 5 shall survive the termination of this Agreement.

            6. NOTICES. Any written notice permitted or required under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:
            if to Staff Builders:          Staff Builders, Inc.
                                           1983 Marcus Avenue
                                           Lake Success, New York  11042
                                  Attn.:   Executive Vice President-Finance

            if to the EMPLOYEE:

                                            Willard Derr
                                            8 Shirley Court
                                            East Northport, NY  11731

            Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.

            7.  CONFIDENTIALITY OBLIGATIONS; NON-COMPETITION BY
                EMPLOYEE.

                (a) The EMPLOYEE acknowledges that in the course of performing his duties hereunder, he will be made privy to confidential and proprietary information. The EMPLOYEE covenants and agrees that during the term of this Agreement and at any time after the termination of this Agreement, he will not directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, disclose to other or use for his own benefit or cause or induce others to do the same, any proprietary or confidential information or trade secrets of Staff Builders, including but not limited to, any matters concerning the business or operations of Staff Builders, including its plans, procedures or methods of operations, any Staff Builders' lists of clients or business contacts, any information concerning specialty programs or business development, other work product or records of Staff Builders, other than in the performance of his duties hereunder.
                (b) The EMPLOYEE agrees that, during the term hereof and for eleven (11) months following the termination hereof (the
"Restrictive Covenant Period"), he will not, within the United
States (A) directly or indirectly solicit, recruit or hire any employee of Staff Builders to leave the employ of Staff Builders;
or (B) solicit any client or customer of Staff Builders to terminate or modify its business relationship with Staff Builders.

                 (c) The foregoing restrictions on the EMPLOYEE set forth in this Section 7 shall be operative for the benefit of Staff
Builders and of any business owned or controlled by Staff Builders, or any successor or assign of any of the foregoing.
                 (d) EMPLOYEE acknowledges that the restricted period of time and geographical area specified in this Section 7 is reasonable, in view of the nature of the business in which Staff
Builders is engaged and the EMPLOYEE'S knowledge of Staff Builders' business. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified in this Section
7 should be determined to be unreasonable in a judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.
                 (e)  The parties acknowledge that any breach of this
Section 7 will cause Staff Builders irreparable harm for which there is no adequate remedy at law, and as a result of this, Staff Builders shall be entitled to the issuance of an injunction, restraining order or other equitable relief in favor of Staff
Builders restraining EMPLOYEE from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Staff Builders may have at law or in equity.
                  (f) For purposes of this Section 7, the term "Staff Builders" shall refer to the Corporation and all of its parents, subsidiaries and affiliated corporations.

            8.   JURISDICTION.   The EMPLOYEE consents to the jurisdiction
of the Supreme Court of the State of New York or of any Federal
Court in the City of New York for a determination of any dispute as to any matters whatsoever arising out of or in any way connected with this Agreement and authorizes the service of process on his by registered mail sent to him at his address shown on the records of Staff Builders.

            9.   HANDBOOK; GROUP INSURANCE PROGRAM BOOKLET.   The EMPLOYEE
acknowledges receipt of Staff Builders Employee Handbook and Group Insurance Program booklet (together, the "Handbook"). The terms of the Handbook are incorporated herein by reference.

           10.   BINDING EFFECT.   This Agreement shall bind and inure to
the benefit of Staff Builders, its successors and assigns and shall inure to the benefit of, and be binding upon, the EMPLOYEE, his heirs, executors and legal representatives.

           11.   SEVERABILITY.   The invalidity or unenforceability of any
provision of this Agreement shall in no way affect the validity or enforceability of any other provision, or any part thereof.

           12.   APPLICABLE LAW.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

           13.   ENTIRE AGREEMENT.   This Agreement constitutes the entire
Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.

           14.   MODIFICATION, TERMINATION OR WAIVER.   This Agreement may
only be amended or modified by a written instrument executed by the parties hereto. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.

            IN WITNESS WHEREOF, Staff Builders and the EMPLOYEE have executed this Employment Agreement as of the date first above written.

                                              STAFF BUILDERS, INC.

                                              By:  /s/ Stephen Savitsky
                                                  Stephen Savitsky, President


                                              EMPLOYEE

                                              By:  s/s Willard T. Derr
                                                   Willard Derr